SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2008
VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-33841 (Commission File Number)	20-8579133 (IRS Employer Identification No.)
1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)
(205) 298-3000
Registrant’s telephone number, including area code:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.
a.	Credit Agreements
On November 17, 2008, Vulcan Materials Company (“Vulcan”, “we” or “us”) entered into a revolving 364-Day Credit Agreement (the “364-Day Credit Agreement”) with Bank of America, National Association, as administrative agent (in such capacity, the “Administrative Agent”), and the other Lenders party thereto (the “Lenders”).
The 364-Day Credit Facility is senior unsecured debt of Vulcan. The 34-Day Credit Agreement contains customary representations, affirmative and negative covenants (including limitations on liens, and a maximum consolidated debt to total capitalization ratio of 0.65 to 1.00) and events of default usual for credit facilities of the type. The 364-Day Credit Facility matures on November 16, 2009.
Proceeds of the 364-Day Credit Facility will be used (i) to refinance all indebtedness outstanding under and replace the existing 364-Day Credit Agreement dated November 16, 2007 between Vulcan (formerly known as Virginia Holdco, Inc.) and Bank of America, N.A., as Administrative Agent and various other lenders thereto, and (ii) for general corporate purposes.
At Vulcan’s option, any loan under the 364-Day Credit Agreement (other than Competitive Bid Loans) will bear interest at a rate equal to (i) LIBOR plus the Applicable Margin (defined as the Credit Default Swap Spread, subject to minimum and maximum levels based on reference to a ratings-based pricing grid), or (ii) the Base Rate plus the Applicable Margin. The Base Rate for any day is equal to the highest of (i) the Bank of America prime rate for such day, (ii) the Federal Fund Rate for such day plus .50%, and (iii) except during a Eurodollar Unavailability Period, the one month LIBOR, in each case plus the Applicable Margin, plus the Market Disruption Spread (defined as 1.50% per annum), if any.
Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us, including letters of credit, depository and account processing services, for which we have paid and intend to pay customary fees, and our pension fund also invests in funds managed by the Lenders or affiliates of the Lenders. Certain of the Lenders were parties to our prior credit agreements. Banc of America Securities LLC, an affiliate of Bank of America, N.A., a Lender, is a dealer with respect to our commercial paper program. To hedge our exposure to changes in interest rates, we have from time to time entered into transactions involving derivative instruments, such as forward starting swaps, with Bank of America, National Association, a Lender.
The foregoing description of the 364-Day Credit Agreement is qualified in its entirety by reference to the full text of the 364-Day Credit Agreement, which is filed herewith as Exhibit 1.1 to this Report and is incorporated in this Report by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
     The following exhibit to the Registration Statement is being filed with this report:

Exhibit
Number	Description
1.1	364-Day Credit Agreement dated November 17, 2008 among Vulcan Materials Company, and Bank of America, N.A., as Administrative Agent and certain other Lenders Party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

VULCAN MATERIALS COMPANY (Registrant)
Dated: November 19, 2008	By:	/s/ Robert A. Wason IV
Robert A. Wason IV

EXHIBIT INDEX

Exhibit
Number	Description
1.1	364-Day Credit Agreement dated November 17, 2008 among Vulcan Materials Company, and Bank of America, N.A., as Administrative Agent and other Lenders Party thereto.